                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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


                               [UPFC LETTERHEAD]




                                                                 April 2, 1999


Dear Shareholder:

         It is my pleasure to invite you to United PanAm Financial Corp.'s ("UPFC") 1999 Annual Meeting of Shareholders.

         We will hold the meeting on Tuesday, April 27, 1999, at 9:30 a.m., at the Doubletree Hotel Guest Suites, 835 Airport Boulevard, Burlingame, California 94010. In addition to the formal items of business, I will review the major developments of 1998 and answer your questions.

         This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about UPFC.

         Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you receive more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

         We look forward to seeing you at the meeting.


                                                     Sincerely,



                                                     Guillermo Bron
                                                     Chairman of the Board

                         UNITED PANAM FINANCIAL CORP.
                            _______________________

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                            _______________________

                         Date:   Tuesday, April 27, 1999
                         Time:   9:30 a.m.
                         Place:  Doubletree Hotel Guest Suites
                                 835 Airport Boulevard
                                 Burlingame, California  94010

Dear Shareholders:

     At our 1999 Annual Meeting, we will ask you to:

     .  Elect seven directors to serve terms of one or two years;

     . Approve an amendment to our Articles of Incorporation to increase the authorized number of shares of UPFC common stock from 20,000,000 to 30,000,000;

     .  Approve an amendment to our 1997 Stock Incentive Plan;

     . Ratify the selection of KPMG L.L.P. as our independent accountants for 1999; and

     . Transact any other business that may properly be presented at the Annual Meeting.

     If you were a shareholder of record at the close of business on March 19, 1999, you may vote at the Annual Meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                        By Order of the Board of Directors


                                        Lawrence J. Grill
                                        Corporate Secretary


San Mateo, California
Dated:  April 2, 1999

                        UNITED PANAM FINANCIAL CORP.

                         ___________________________


                NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                                    AND
                               PROXY STATEMENT


                         ___________________________




                                       DATE:   Tuesday, April 27, 1999
                                       TIME:   9.30 a.m.
                                       PLACE:  Doubletree Hotel Guest Suites
                                               835 Airport Boulevard
                                               Burlingame, California 94010

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING                                                                    1
               Why Did You Send Me this Proxy Statement?                                                           1
               Who is Entitled to Vote?                                                                            1
               What Constitutes a Quorum?                                                                          1
               How Many Votes Do I Have?                                                                           1
               How Do I Vote By Proxy?                                                                             1
               May I Change My Vote After I Return My Proxy?                                                       2
               How Do I Vote in Person?                                                                            3
               What Vote is Required to Approve Each Proposal?                                                     3
                    Proposal 1:     Elect Seven Directors                                                          3
                    Proposal 2:     Approve Amendment to our Articles of Incorporation                             3
                    Proposal 3:     Approve Amendment to our 1997 Stock Incentive Plan                             3
                    Proposal 4:     Ratify Selection of Independent Public Accountants                             3
                    The Effect of Broker Non-Votes                                                                 3
               What are the Costs of Soliciting these Proxies?                                                     4
               How Do I Obtain an Annual Report on Form 10-K?                                                      4

INFORMATION ABOUT UPFC STOCK OWNERSHIP                                                                             5
               Which Shareholders Own 5% or More of UPFC's Common Stock?                                           5
               How Much of UPFC's Common Stock is Owned by Directors and
                    Executive Officers?                                                                            6

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS                                                                 8
               The Board of Directors                                                                              8
               The Committees of the Board                                                                         8
               Compensation Committee Interlocks and Insider Participation                                         9
               Section 16(a) Beneficial Ownership Reporting Compliance by Directors
                    and Executive Officers                                                                         9
               How We Compensate Directors                                                                         9
               Certain Relationships and Related Transactions                                                     10
               Executive Officers and Key Employees                                                               11
               How We Compensate Executive Officers                                                               13
               Employment Contracts, Termination of Employment and Change of Control
                    Arrangements                                                                                  15
               Compensation Committee's Report on Executive Compensation                                          19
                    The Report                                                                                    19
               Performance Graph                                                                                  21

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD                                                                  23
               Proposal 1:     Elect Seven Directors                                                              23
               Proposal 2:     Approve Amendment to our Articles of Incorporation to
                               Increase the Authorized Number of Shares of UPFC Common Stock                      26
               Proposal 3:     Approve Amendment to our 1997 Stock Incentive Plan
               Proposal 4:     Ratify Selection of Independent Public Accountants for 1999                        30

OTHER BUSINESS                                                                                                    31

INFORMATION ABOUT SHAREHOLDER PROPOSALS                                                                           31

               PROXY STATEMENT FOR UNITED PANAM FINANCIAL CORP.
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 1999 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

     Along with this Proxy Statement, we are also sending you the United PanAm Financial Corp. ("UPFC") 1998 Annual Report, which includes our financial statements.

WHO IS ENTITLED TO VOTE?

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on March 30, 1999 to all shareholders entitled to vote. Shareholders who owned UPFC common stock at the close of business on March 19, 1999 are entitled to vote. On this record date, there were 16,843,750 shares of UPFC common stock outstanding. UPFC common stock is our only class of voting stock. We are also authorized to issue up to 2,000,000 shares of non-voting preferred stock, but have not yet chosen to do so.

WHAT CONSTITUTES A QUORUM?

     A majority of our shareholders entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

HOW MANY VOTES DO I HAVE?

     Each share of UPFC common stock that you owned at the close of business on March 19, 1999 entitles you to one vote. The proxy card indicates the number of votes that you have.

HOW DO I VOTE BY PROXY?

     Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

     . "FOR" the election of all seven nominees for director (see page 23-24),

     . "FOR" approval of an amendment to our Articles of Incorporation to increase the authorized number of shares of UPFC common stock (see page 25-26),

     . "FOR" approval of an amendment to our 1997 Stock Incentive Plan (see page
       26-30) and

     . "FOR" ratification of the selection of KPMG L.L.P. as independent accountants for 1999 (see page 30).

     If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with their best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

     If you hold your shares of UPFC common stock in "street name" (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote such shares of common stock, your broker or nominee may, in its discretion, vote your shares "FOR" the election of the nominees for director set forth herein and "FOR" ratification of the appointment of KPMG L.L.P. as our independent public accountants for the year ending December 31, 1999. However, your broker or nominee may not vote such shares "FOR" approval of the amendment to our Articles of Incorporation or "FOR" approval of the amendment to our 1997 Stock Incentive Plan, if you do not instruct your broker or nominee how to vote.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

     Yes. If you fill out and return the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

     . You may send to UPFC's Secretary another completed proxy card with a later date.

     . You may notify UPFC's Secretary in writing before the Annual Meeting that you have revoked your proxy.

     . You may attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 19, 1999, the record date for voting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:                        The seven nominees for director who receive
Elect Seven Directors              the most votes will be elected. So, if you do
                                   not vote for a particular nominee, or you indicate "WITHHOLD AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. Our Articles of Incorporation do not permit cumulative voting.

PROPOSAL 2:                        The affirmative vote of a majority of the
Approve Amendment to our Articles  issued and outstanding shares entitled to
Incorporation                      vote at the Annual Meeting is required to
                                   approve the amendment to our Articles of Incorporation. So, if you "ABSTAIN" from voting, it has the same effect as if you voted "against" this proposal.

PROPOSAL 3:                        The affirmative vote of a majority of the
Approve Amendment to our 1997      votes cast at the Annual Meeting on this
Stock Incentive Plan               proposal is required to approve the amendment
                                   to our 1997 Stock Incentive Plan (the "Stock
                                   Incentive Plan"). So, if you "ABSTAIN" from voting, it has the same effect as if you voted "against" this proposal.

PROPOSAL 4:                        The affirmative vote of a majority of the
Ratify Selection of Independent    votes cast at the Annual Meeting on this
Public Accountants                 proposal is required to ratify the selection
                                   of independent public accountants. So, if you
                                   "ABSTAIN" from voting, it has the same effect as if you voted "against" this proposal.

THE EFFECT OF BROKER NON-VOTES     If your broker holds your shares in its name,
                                   the broker will be entitled to vote your shares on Proposals 1 and 4 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposals 2 or 3 unless it receives instructions from you.

                                   If your broker does not vote your shares on Proposal 1, it will have no effect on the outcome of the proposal.

                                   If your broker does not vote your shares on Proposals 2, 3 or 4, it will have the same effect as a vote "against" these proposals.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies specializing in the solicitation of proxies in connection with the solicitation of proxies, if the Board of Directors determines this is advisable.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                     UNITED PANAM FINANCIAL CORP.
                     1300 SOUTH EL CAMINO REAL, SUITE 320
                     SAN MATEO, CALIFORNIA  94402
                     ATTENTION:  CAROL M. BUCCI, CHIEF FINANCIAL OFFICER

                    INFORMATION ABOUT UPFC STOCK OWNERSHIP

WHICH SHAREHOLDERS OWN 5% OR MORE OF UPFC'S COMMON STOCK?

     The following table shows, as of March 19, 1999, all persons or entities we know to be "beneficial owners" of more than five percent of our common stock
(1). This information is based on Schedule 13G reports filed with the Securities and Exchange Commission (SEC) by each of the entities listed in the table below. If you wish, you may obtain these reports from the SEC.


                                                       COMMON STOCK
                                                  BENEFICIALLY OWNED (1)
                                             ---------------------------------
                                                  NUMBER OF        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNERS             SHARES(2)          CLASS
-------------------------------------        ----------------- ---------------
Pan American Financial, L.P. (3)                 8,681,250            51.5%
1999 Avenue of the Stars, Suite 2960
Los Angeles, California  90067

Wallace R. Weitz & Company (4)                   2,264,000            13.4%
One Pacific Place, Suite 600
1125 South 103rd Street
Omaha, Nebraska  68124-6008

BVG West Corp. (5)                               1,368,750             8.1%
1999 Avenue of the Stars, Suite 2960
Los Angeles, California  90067

Bee & Associates Incorporated (6)                1,156,850             6.9%
370 Seventeenth Street, Suite 3560
Denver, Colorado  80202

_____________
(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if they own it in the usual sense, but also if they have the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of March 19, 1999.

(2) Except as otherwise noted below, each entity has sole voting and investment power over the shares of common stock shown as beneficially owned subject to community property laws where applicable.

(3) Pan American Financial, L.P. ("PAFLP") is a Delaware limited partnership, the sole general partner of which is BVG West Corp. BVG West Corp. is wholly owned by Guillermo Bron, one of our directors, and his immediate family. Mr. Bron and members of his family hold 58.9% of the Class A Limited Partnership Units and 52.2% of the Class B Limited Partnership Units of PAFLP, which entitle the holders to receive 5,005,375 shares of the common stock held by PAFLP. Mr. Bron and BVG West Corp. each disclaims beneficial ownership of the shares of common stock held by PAFLP.

(4) Based on a Schedule 13G (Amendment No. 1) filed with the SEC on February 10, 1999. Wallace R. Weitz & Company is a registered investment advisor.

(5) BVG West Corp. is the sole general partner of PAFLP and is wholly owned by Mr. Bron and his immediate family. Mr. Bron disclaims beneficial ownership of the shares of common stock held by BVG West Corp.

(6) Based on a Schedule 13G filed with the SEC on February 12, 1999. Bee & Associates Incorporated is a registered investment advisor.

HOW MUCH OF UPFC'S COMMON STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

     The following table shows, as of March 19, 1999, beneficial ownership of UPFC common stock by each of our directors, nominees for director and executive officers, and for our directors and executive officers as a group.

                                              Common Stock Owned (1)
                                    ------------------------------------------
                                          Number of            Percentage of
    Name of Beneficial Owner               Shares                Class(2)
-------------------------------     -------------------     ------------------
Guillermo Bron (3)                         15,000                    *
Lawrence J. Grill (4)                     619,500                  3.6%
John T. French (5)                        128,437                    *
Ray C. Thousand                               --                    --
Carol M. Bucci (6)                         66,250                    *
Edmund M. Kaufman (7)                      14,062                    *
Daniel L. Villanueva (8)                   33,750                    *
Luis Maizel (9)                             5,000                    *
George L. Farinsky (10)                       --                    --
All directors and executive officers
as a group (9 persons)(11)                881,999                  5.2%

_____________
*  Less than one percent.

(1) Includes shares issuable upon the exercise of stock options which a person has the right to acquire within 60 days of March 19, 1999. Except as otherwise noted below, each person has sole voting and investment power over the shares of common stock as beneficially owned subject to community property laws where applicable.

(2) Shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 19, 1999 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(3) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after March 19, 1999. Excludes (i) 1,368,750 shares held by BVG West Corp., a corporation owned by Mr. Bron, (ii) 8,681,250 shares held by PAFLP the sole general partner of which is BVG West Corp., and (iii) 45,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days of March 19, 1999.

(4) Includes 15,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after March 19, 1999. Excludes (i) 41,750 shares held by Mr. Grill's adult children and 2,375 shares held by Mr. Grill's father-in-law, as to which shares he disclaims beneficial ownership and (ii) 45,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days of March 19, 1999. Mr. Grill holds 10.2% of the Class B Limited Partnership Units of PAFLP which entitle Mr. Grill to receive 168,465 shares of common stock held by PAFLP. Mr. Grill disclaims beneficial ownership of the shares of common stock held by PAFLP.

(5) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Excludes 62,813 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days of March 19, 1999. Mr. French holds 12.4% of the Class B Limited Partnership Units of PAFLP which entitle Mr. French to receive 204,890 shares of the common stock held by PAFLP. Mr. French disclaims beneficial ownership of the shares of common stock held by PAFLP.

(6) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 19, 1999. Excludes 50,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after March 19, 1999.

(7) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 19, 1999. Excludes 4,688 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after March 19, 1999. Mr. Kaufman holds 1.8% of the Class B Limited Partnership Units of PAFLP which entitle Mr. Kaufman to receive 30,354 shares of the common stock held by PAFLP. Mr. Kaufman disclaims beneficial ownership of the shares of common stock held by PAFLP.

(8) Includes 18,750 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Excludes 150,000 shares and warrants to purchase an additional 75,000 shares held by Villanueva Management Inc., an investment company owned by Daniel D. Villanueva. Daniel L. Villanueva holds 2.7% of the Class B Limited Partnership Units by PAFLP which entitle Mr. Villanueva to receive 45,531 shares of the common stock held by PAFLP. Mr. Villanueva disclaims beneficial ownership of the shares of common stock held by Villanueva Management Inc. or PAFLP.

(9) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 19, 1999. Excludes 25,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after March 19, 1999. Mr. Maizel hold 1.1% of the Class A Limited Partnership Units and 1.8% of the Class B Limited Partnership Units of PAFLP which entitle Mr. Maizel to receive 106,239 shares of common stock held by PAFLP. Mr. Maizel disclaims beneficial ownership of the shares of common stock held by PAFLP.

(10) Excludes 20,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after March 19, 1999.

(11) Includes 262,499 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after March 19, 1999. Excludes (i) 252,501 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after March 19, 1999.

              INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

     The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chairman and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

     Our Bylaws currently permit the number of Board members to range from five
(5) to nine (9), leaving the Board authority to fix the exact number of directors within that range. The Board has fixed the exact number of directors at seven (7).

     The Board met 10 times during 1998. Each incumbent director attended at least 75% of the total number of Board meetings plus meetings of the standing committees on which that particular director served.

THE COMMITTEES OF THE BOARD

     The Board may delegate portions of its responsibilities to committees of its members. These "standing committees" of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has two standing committees: an Audit Committee and a Compensation Committee.

     The Audit Committee directs our external auditors to insure that they satisfy the legal and technical requirements necessary for the protection of our shareholders, employees and directors. The Audit Committee annually recommends a firm of public accountants to serve as external auditors to the Board. It also makes certain that the external auditors have the independence necessary to freely examine all of our books and records. The Audit Committee held four meetings during 1998. Prior to March 1999, Mr. Kaufman was acting chair of the Audit Committee. Effective March 1, 1999, Mr. Farinsky chairs the Audit Committee and Messrs. Kaufman, Maizel and Villanueva are also members.

     Our Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and perquisites of our executive officers, determines the individuals to whom, and the terms upon which, awards under our Stock Incentive Plan, management incentive plans and 401(k) plan are granted, makes periodic reports to the Board of Directors as to the status of such plans and reviews and recommends to the Board of Directors additional compensation plans. The Compensation Committee held two meetings during 1998. Mr. Kaufman chairs the Compensation Committee and Messrs. Maizel and Villanueva are also members.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All decisions involving executive officer compensation are made by our Compensation Committee, consisting of Messrs. Kaufman, Maizel and Villanueva. None of the members of the Compensation Committee is or has been an officer or employee of UPFC or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity or of any other committee of the board of directors of another entity performing similar functions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE BY DIRECTORS AND EXECUTIVE OFFICERS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports with the Securities and Exchange Commission and The Nasdaq Stock Market on changes in their beneficial ownership of UPFC common stock, and to provide us with copies of the reports.

     Based on our review of these reports or of certifications provided to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them except for Guillermo Bron, Carol M. Bucci, John T. French, Lawrence J. Grill, Edmund M. Kaufman, Luis Maizel, Ray C. Thousand and Daniel L. Villanueva who each filed one late report involving their initial statement of beneficial ownership of UPFC common stock on Form 3. No director or executive officer of UPFC sold shares of common stock during 1998.

HOW WE COMPENSATE DIRECTORS

     During 1998, we paid each director who was not employed by us, $500 for each meeting of the Board of Directors attended and $300 for each meeting of a committee of the Board of Directors attended (other than a telephonic meeting). In addition, each Committee Chairperson received a $1,000 quarterly fee. Effective January 1, 1999, the quarterly Committee Chairperson fee was increased from $1,000 to $2,000, the fee for attending a meeting of the Committee of the Board of Directors was increased from $300 to $500 and a fee for a telephonic Committee meeting was established at $100 per meeting. We reimburse directors for all reasonable and documented expenses incurred as a director. Directors who are also our employees, including Messrs. Bron, Grill and French, are not compensated for their services as directors.

     In addition, directors are eligible to participate in our Stock Incentive Plan and all directors have been granted options in accordance with such plan. All stock options granted to non-employee directors vest in equal annual installments over four-year periods beginning on the date of grant, subject to continued service on the Board of Directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Incorporation and Bylaws.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     UPFC, through its wholly owned subsidiary, Pan American Bank, FSB, (the "Bank") has had and expects in the future to have deposit transactions in the ordinary course of business with our directors and officers or associates of our directors and officers. We may also have banking transactions with corporations or other entities of which our directors or officers may own a controlling interest, or also serve as directors or officers. Such transactions have taken place and will take place on substantially the same terms, including interest, as those prevailing for comparable transactions with others. In accordance with policies adopted by the Board of Directors, the Bank does not make loans to directors, officers or employees.

     Subsequent to July 1, 1997, the shareholders, including certain directors and executive officers, of UPFC loaned it an aggregate of $2.0 million, each substantially in proportion to the number of shares of common stock held by the shareholder. The amount borrowed was used to finance the establishment and initial operations of United PanAm Mortgage Corporation, a subsidiary of UPFC. These loans were unsecured at an annual interest rate of 8% payable on June 15, 1998 and June 30, 1999 and were due and payable on June 30, 1999. We used a portion of the proceeds received from its initial public offering to repay these loans in April 1998.

     On October 15, 1997, we loaned $225,000 to Lawrence J. Grill to finance his exercise of an option to purchase 281,250 shares of common stock. This loan is secured by a portion of the shares purchased, bears interest at an annual rate of 5.81% payable annually and is due and payable on the earlier of October 15, 2000 or the termination of Mr. Grill's employment by UPFC.

     On March 12, 1999, we loaned $75,000 to Lawrence J. Grill to finance his exercise of an option to purchase 93,750 shares of common stock. This loan is secured by a portion of the shares purchased, bears interest at an annual rate of 5.81% payable annually and is due and payable on the earlier of March 12, 2002 or the termination of Mr. Grill's employment by UPFC.

     United Auto Credit Corporation ("UACC"), a wholly-owned subsidiary of the Bank, has granted to certain of its key employees the right to purchase up to 15.0% ownership interest in that company. These options generally vest over a five-year period beginning with the date of employment and are exercisable at prices which increase for each subsequent installment. In addition, the options held by senior management, representing 11.5% of the 15.0% ownership interest, generally may only be exercised if UACC has achieved a 30% cumulative annual return on equity from inception through the date of vesting.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     Set forth below are the names and biographies of UPFC's executive officers and key employees except for Mr. Bron, our Chairman of the Board, Mr. Grill, our President, Chief Executive Officer and Secretary, and Mr. French, the President and Chief Executive Officer of United PanAm Mortgage Corporation, whose biographies are included below at page 23 under "Proposal 1: Elect Seven Directors."

      Name and Age               Principal Occupation and Business Experience
-----------------------      ---------------------------------------------------
Executive Officers
------------------
Ray C. Thousand,             Mr. Thousand has served as President, Chief
(41)                         Executive Officer and a director of United Auto
                             Credit Corporation since February 1996. Previously,
                             Mr. Thousand held positions in consumer and commercial lending with Norwest Financial (from
                             1979 to 1985), and executive positions with Bank of America/Security Pacific Credit (from 1985 to
                             1993), TransAmerica Business Credit (1994) and
                             Fidelity Funding Financial Group (from 1994 to
                             1995) with emphasis on lending to consumer finance companies engaged in indirect automobile lending.

Carol M. Bucci,              Ms. Bucci has served as Senior Vice President and
(41)                         Controller of the Bank since January 1997 and as
                             Senior Vice President and Chief Financial Officer of UPFC since October 1997. She served as Vice
                             President and Controller of the Bank from December
                             1995 to December 1996. From February 1995 to
                             December 1995, she served as Vice President and Controller of Home Federal Savings and Loan in San
                             Francisco, California. She served as Vice President and Chief Financial Officer of American Liberty
                             Mortgage Corp. from April 1992 through December
                             1994, as First Vice President and Assistant
                             Controller of First Nationwide Bank from January
                             1990 to April 1992 and as Executive Vice President and Chief Financial Officer of Cal America Savings and Loan from May 1987 to April 1989. Ms. Bucci is a CPA in California.

Key Employees
-------------

Stephen W. Haley,            Mr. Haley has served as Senior Vice President -
(45)                         Compliance and Risk Management of the Bank and UPFC
                             since August 1997. From November 1996 to August
                             1997, he was a management consultant with Coopers &
                             Lybrand LLP. From April 1991 to November 1996, Mr.
                             Haley was a self-employed management consultant specializing in financial services and from July
                             1981 to April 1991, he was a management consultant with KPMG Peat Marwick L.L.P.'s financial services group, where he was a partner for the last four years.

Sharon A. Macchiarella,      Ms. Macchiarella has served as Vice President of
(49)                         the Bank since February 1997, Vice President-
                             Administrator Corporate Risk Management of the Bank since April 1997 and IPF Administrator of UPFC since November 1995. Ms. Macchiarella also served as an insurance premium finance consultant with the Bank from March 1995 to November 1995 and Rancho
                             Vista National Bank from January 1995 to December
                             1995. Previously, Ms. Macchiarella held executive positions in insurance premium finance with World
                             Trade Bank, N.A. (from March 1988 to July 1992);
                             First National Bank of Marin (from September 1992 to September 1994) and First Deposit National
                             Corporation (from July 1992 to September 1992).

HOW WE COMPENSATE EXECUTIVE OFFICERS

     The following table summarizes information about compensation paid to or earned by our executive officers during 1998, 1997 and 1996.

                                                                                                  Long-Term Compensation
                                                                                   ---------------------------------------------
                                                    Annual Compensation                      Awards               Payouts
                                             -----------------------------------   ---------------------------------------------
                                                                                                      Securities
                                                                   Other Annual                       Underlying
                                               Salary     Bonus    Compensation      Restricted        Options/          LTIP
Name and Principal Position          Year       ($)        ($)         ($)          Stock Awards         SARs           Payouts
-------------------------------      ----     --------   -------  --------------   --------------    ------------     ------------
Lawrence J. Grill                    1998     190,000     47,500    10,525 (1)               --         60,000 (2)           --
 President and Chief                 1997     176,667     75,000     4,725 (3)               --             --               --
 Executive Officer                   1996     150,000     30,000     2,844 (3)

Guillermo Bron                       1998     150,000     50,000        --                   --         60,000 (2)           --
 Chairman of the Board               1997     137,500         --        --                   --             --               --
                                     1996     100,000                   --

John T. French                       1998     200,000     50,000        --                   --        131,250 (2)           --
 Chairman of the Board and           1997      95,000    100,000        --                   --         60,000 (2)           --
 Chief Executive Officer of          1996      15,000         --        --                   --             --               --
 United PanAm Mortgage
 Corporation (4)

Ray C. Thousand                      1998     139,817     68,750     2,400 (3)               --             15 (5)           --
 President and Chief                 1997     137,283     33,750     2,200 (3)               --             15 (5)           --
 Executive Officer of United         1996     135,000         --     2,234 (3)               --             15 (5)           --
 Auto Credit Corporation

Carol M. Bucci                       1998     120,000     36,000        --                   --         50,000 (2)           --
 Senior Vice President,              1997     104,600     18,000        --                   --         10,000 (2)           --
 Treasurer and Chief                 1996      85,200      5,000        --                   --         56,250 (2)           --
 Financial Officer

                                                        All Other
                                                      Compensation
Name and Principal Position                              ($)
-------------------------------                     -----------------
Lawrence J. Grill                                             --
 President and Chief                                          --
 Executive Officer

Guillermo Bron                                                --
 Chairman of the Board                                        --


John T. French                                                --
 Chairman of the Board and                                    --
 Chief Executive Officer of                                   --
 United PanAm Mortgage
 Corporation (4)

Ray C. Thousand                                               --
 President and Chief                                          --
 Executive Officer of United                                  --
 Auto Credit Corporation

Carol M. Bucci                                            18,000 (6)
 Senior Vice President,                                       --
 Treasurer and Chief                                          --
 Financial Officer

___________________
(1) Consists of an automobile allowance and reimbursement for interest paid on a personal loan.
(2) Consists of shares issuable pursuant to options granted under the 1997 Stock Incentive Plan.
(3)  Consists primarily of an automobile allowance.
(4) Mr. French was a consultant to United PanAm Mortgage Corporation and the Bank, and in that capacity was acting President and Chief Executive Officer of United PanAm Mortgage Corporation from March 11, 1997 until October 1, 1997 when he became the Chairman of the Board, President and Chief Executive Office of United PanAm Mortgage Corporation.
(5) Consists of shares issuable pursuant to options granted under the United Auto Credit Corporation Stock Plan. Mr. Thousand has been granted the right to purchase a 7.5% ownership in United Auto Credit Corporation through options to purchase 15 shares of common stock per year up to a maximum of 75 shares.
(6) Consists of a cash payment in lieu of receiving an additional grant of options under the Stock Incentive Plan.

     The following table sets forth information concerning stock options granted during 1998 to the executive officers.

                                    OPTION GRANTS IN 1998

                                      Individual Grants
                        ----------------------------------------------------------------   ----------------------------------------
                                                                                                          Potential Realizable
                                                                                                           Value at Assumed
                                                                                                         Annual Rates of Stock
                                                                                                         Price Application for
                                                                                                           Option Term(1)
                                                                                           ----------------------------------------
                                           Percent of
                    Shares of                Total
                     Common                Options
                      Stock                Granted to
                    Underlying             Employees        Exercise
                     Options               in Fiscal       Price Per         Expiration
     Name            Granted                  Year          Share(4)            Date            5% ($)                  10% ($)
---------------     ---------------       ---------------  ---------------   -----------   ---------------        -----------------
Lawrence J. Grill   60,000 (2)               17.14%           $11.00           4/23/08            $415,200             $1,051,900

Guillermo Bron      60,000 (2)               17.14%           $12.10           4/23/08            $456,600             $1,157,000

Carol M. Bucci      30,000 (2)                8.57%           $11.00           4/23/08            $207,600             $  525,900
                    20,000 (3)                5.71%           $ 4.75           12/8/08            $ 59,800             $  151,400

_______________

(1)  The Potential Realizable Value is the product of (a) the difference between
     (i) the product of the market price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the common stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of common stock underlying the option at December 31, 1998. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the common stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.
(2) The option vests in four equal annual installments commencing on April 23, 1999.
(3) The option vests in four equal annual installments commencing on December 8, 1999.
(4) UPFC believes that the exercise price is equal to or greater than the fair market value of the common stock on the date of grant based on the closing sale prices of the common stock as reported on the Nasdaq National Market on the respective dates of grant.

     The following table sets forth the specified information concerning exercises of options to purchase UPFC common stock in 1998, and unexercised options held as of December 31, 1998, by the executive officers.

      AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR-END
                                 OPTION VALUES


                                                               Number of Shares of
                                                             Common Stock Underlying           Value of Unexercised
                                                               Unexercised Options at         In-the-Money Options at
                                                                     Year-End                       Year-End (1)
                                                            -----------------------------   --------------------------------
     Name                  Shares
                         Acquired on       Value
                         Exercise (#)    Realized ($)       Exercisable     Unexercisable   Exercisable        Unexercisable
-------------         ---------------- ----------------     ------------    -------------   --------------     -------------
Lawrence J. Grill             --              --              93,750            60,000       $317,625                 --
Guillermo Bron                --              --                  --            60,000             --                 --
John T. French                --              --             128,437            62,813       $333,505           $111,170
Ray C. Thousand               --              --                  --                --             --                 --
Carol M. Bucci                --              --              44,687            71,563       $142,930           $ 47,645

______________

(1) The value of unexercised "in-the-money" options is the difference between the closing market price ($4.19 per share) of common stock on December 31, 1998 as reported on the Nasdaq National Market and the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     We have entered into employment agreements with Messrs. Bron, Grill, French and Thousand. All other executive officers are employed on an "at will" basis.

    We have entered into an employment agreement with Guillermo Bron under which Mr. Bron has been employed as the Chairman of the Board of UPFC and the Bank for the term commencing on October 1, 1997 and ending on December 31, 2000, unless extended by UPFC to December 31, 2001. Under this agreement, Mr. Bron is entitled to:

     .    an annual base salary of $150,000,

     . an annual cash bonus of up to 100% of his base salary, in an amount determined by the Board of Directors,

     . $500,000 of term life insurance above the amount normally provided to employees under our group term life insurance,

     .    a monthly car allowance of $500, and

     . the premium cost under our plan for family medical, dental, vision, basic long-term disability and basic accidental death and dismemberment insurance.

In the event UPFC terminates his employment without cause, or Mr. Bron terminates his employment as the result of a reduction in authority, including after a change of control of UPFC and the Bank, Mr. Bron shall be entitled to receive:

     . a lump sum payment equal to his base salary from the date of termination to the next to occur of December 31, 1999, 2000 or 2001, but in no event less than six months salary,

     . a lump sum payment equal to the bonus received by him in the prior year prorated for that portion of the current year for which Mr. Bron was employed by UPFC, and

     .    any additional benefits accrued through the date of termination.

In the event UPFC terminates Mr. Bron's employment with cause, UPFC is obligated to pay the compensation required by the agreement only through the date of termination.

     The Bank has entered into a salary continuation agreement with Mr. Bron pursuant to which Mr. Bron is entitled to receive an annual benefit of up to $100,000 payable over a period of 15 years upon either:

     . the termination of his employment by the Bank for any reason other than termination for cause after attaining 65 years of age, or

     .    his death if he is actively employed by the Bank at such time.

Upon the termination of his employment for any of the following reasons, Mr. Bron is entitled to receive reduced annual benefits before 2003 which increase to $100,000 if such termination occurs in or after 2003:

     . the termination of his employment by the Bank without cause or after the occurrence of a change of control of the Bank or UPFC,

     .    the termination of his employment due to disability,

     . the termination of his employment as the result of a reduction in authority, or

     . the voluntary termination of his employment prior to attaining 65 years of age.

The Bank purchased insurance on the life of Mr. Bron to fund payments to Mr. Bron under this agreement. This insurance policy is an asset of the Bank in which Mr. Bron has no rights. The Bank is not required to make any payments under this agreement if Mr. Bron is terminated for cause.

     We have entered into an employment agreement with Lawrence J. Grill under which Mr. Grill has been employed as the President, Chief Executive Officer and Secretary of UPFC and the Bank for the term commencing on October 1, 1997 and ending on December 31, 2000, unless extended by UPFC to December 31, 2001. Under this agreement, Mr. Grill is entitled to:

     .    an annual base salary of $190,000,

     . an annual cash bonus of up to 50% of his base salary based upon the satisfaction of performance goals relating to pre-tax net income, return on shareholders' equity and such other factors as may be established by the Board of Directors,

     . $500,000 of term life insurance above the amount normally provided to employees under our group term life insurance,

     .    a monthly automobile allowance of $500, and

     . the premium cost under our plan for family medical, dental, vision, basic long-term disability and basic accidental death and dismemberment insurance.

In the event UPFC terminates his employment without cause, or Mr. Grill terminates his employment as the result of reduction in authority, including after a change of control of UPFC or the Bank, Mr. Grill shall be entitled to receive:

     . a lump sum payment equal to his base salary from the date of termination to the next to occur December 31, 1999, 2000 or 2001, but in no event less than six months salary,

     . a lump sum payment equal to the bonus received by him in the prior year prorated for that portion of the current year for which Mr. Grill was employed by UPFC,

     .    any additional benefits through the date of termination, and

     . continuation of group medical, disability and life insurance coverage for up to the balance of the stated term.

In the event UPFC terminates Mr. Grill's employment with cause, UPFC is obligated to pay the compensation required by the agreement only through the date of termination.

     The Bank has entered into a salary continuation agreement with Mr. Grill pursuant to which Mr. Grill is entitled to receive an annual benefit of up to $100,000 payable over a period of 15 years upon either:

     . the termination of his employment by the Bank for any reason other than termination for cause after attaining 67 years of age, or

     .    his death if he is actively employed by UPFC at such time.

Upon the termination of his employment for any of the following reasons, Mr. Grill is entitled to receive reduced annual benefits before 2003 which increase to $100,000 if such termination occurs in or after 2003:

     . the termination of his employment by the Bank without cause or after the occurrence of a change of control of the Bank or UPFC,

     .    the termination of his employment due to disability,

     . the termination of his employment as the result of a reduction in authority, or

     . the voluntary termination of his employment prior to attaining 67 years of age.

The Bank purchased insurance on the life of Mr. Grill to fund payments to Mr. Grill under this agreement. This insurance policy is an asset of the Bank in which Mr. Grill has no rights. The

Bank is not required to make any payments under this agreement if Mr. Grill is terminated for cause.

     United PanAm Mortgage Corporation has entered into an employment agreement with John T. French under which Mr. French has been employed as Chairman of the Board, President and Chief Executive Officer of United PanAm Mortgage Corporation through August 10, 1998 and through January 31, 1999 as Chairman and Chief Executive Officer. Effective February 1, 1999, Mr. French continues in his role as Chairman and Chief Executive Officer on a less than full time basis until the later of February 1, 2000 or September 30, 1999, unless the company extends the term for an additional year as provided in his contract. As Chairman and Chief Executive Officer of United PanAm Mortgage Corporation through January 31, 1999, Mr. French was entitled to:

     .    a monthly base salary of $16,667,

     . an annual cash bonus in an amount determined by the Board of Directors, but in no event less than $10,000 if Mr. French reasonably performs his obligations under the agreement,

     . participate in all benefits made generally available by UPFC to its executives, and

     . the assumption of an office lease by UPFC in an amount not to exceed $1,500 per month for a term expiring on October 31, 1998.

Effective February 1, 1999, Mr. French will receive a monthly base salary of $10,000, and will continue to participate in all benefits generally made available by UPFC to its executives. Mr. French has been granted a ten-year option to purchase 60,000 shares of common stock at an exercise price of $10.50 per share, which options vest in four equal annual installments commencing on October 15, 1997. Notwithstanding the option period described above, the options will fully vest on September 30, 1999 if Mr. French is an employee of the company on that date and the company and Mr. French neither renew this agreement nor enter into a new employment agreement.

     We have entered into an employment agreement with Ray C. Thousand under which Mr. Thousand will continue to be employed as President of United Auto Credit Corporation for the three years through December 8, 2001. Under this agreement, Mr. Thousand is entitled to:

     . an annual base salary of $170,000 in 1999, $175,000 in 2000 and $180,000 in 2001,

     . an annual cash bonus of up to 100% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs, and

     .    a monthly automobile allowance of $200.

In addition, Mr. Thousand has been granted an option to purchase up to a 7.5% ownership interest in United Auto Credit Corporation. The options vest over a five year period and are exercisable at a predetermined price which increases each year. Sixty percent of Mr. Thousand's options are vested. In the event UPFC terminates his employment before the end of the stated term without cause, Mr. Thousand shall be entitled to receive his base salary and prorated bonus through the end of his contract term, not to exceed twelve months of his base salary and prorated bonus.

           COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     Set forth below is a report of our Compensation Committee addressing the compensation policies for 1998 applicable to our executive officers.

     The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

THE REPORT

     The Compensation Committee establishes our overall compensation and employee benefits and approves specific compensation levels for executive officers. It is a goal of the Compensation Committee to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers. Currently, the members of the Compensation Committee are Edmund M. Kaufman, Luis Maizel, and Daniel L. Villanueva. Each member of the Compensation Committee is a non-employee director.

     Our executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders' equity. The Compensation Committee believes that this performance goal, and the long-term interests of our shareholders generally, are best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Compensation Committee believes that our executive officer compensation policies are consistent with this policy.

     In addition, the Compensation Committee believes that while our compensation programs should reflect the philosophy that executive compensation levels be linked to UPFC's performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. Our compensation plans are designed to assist us in attracting and retaining qualified employees critical to our long-term success, while enhancing employees' incentives to perform to their fullest abilities, to increase profitability and to maximize shareholder value.

     Certain of our executive officers, including the Chief Executive Officer, have written employment agreements with us (See "Employment Contracts, Termination of Employment and Change of Control Arrangements" on page 15 through 19, above). The Compensation Committee determines the levels of compensation that we grant in such employment agreements, and the levels of compensation that we grant to other executive officers from time to time, based on factors that it deems appropriate.

     Annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers are determined by the Compensation Committee based primarily on its review and analysis of the following factors: the responsibilities of the position, the performance of the individual and his or her general experience and qualifications, our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, the officer's total compensation during the previous year, compensation levels paid by comparable companies in similar industries, the officer's length of service with us, and the officer's effectiveness in dealing with external and internal audiences. The Compensation Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

     The base salary of our Chief Executive Officer was determined primarily on the terms of his employment agreement effective as of October 1, 1997. The agreement set Mr. Grill's base salary at $190,000, and provides for a discretionary annual bonus of up to 50% of his base salary based upon the satisfaction of certain performance goals. These criteria included results in meeting our strategic business plan and leadership abilities. Based on the foregoing, in 1998 Mr. Grill received a base salary of $190,000 and a bonus of $47,500.

     While the Compensation Committee establishes salary and bonus levels based on the above described criteria, the Compensation Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our shareholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by UPFC pursuant to the 1997 Stock Incentive Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. Stock options have been granted to the executive officers and to other officers or key employees of UPFC. Through the 1997 Stock Incentive Plan, there will be an additional direct relationship between our performance and benefits to plan participants.

     Eligible employees are also able to participate in our 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of UPFC and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of six months of service. Participants can contribute up to 15% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations. The 401(k) Plan also provides that UPFC and its subsidiaries will make a matching contribution on behalf of each eligible participant equal to 50% of the 401(k) contributions made by such participants, up to 6% of their individual compensation.

     Through these various compensation programs, the Compensation Committee believes that we further our objectives of attracting, retaining and motivating the best qualified executive officers and employees, and ultimately will serve to increase our profitability and maximize shareholder value.

Dated:  April 2, 1999                        COMPENSATION COMMITTEE
                                             Edmund M. Kaufman, Chairman
                                             Luis Maizel
                                             Daniel L. Villanueva

                               PERFORMANCE GRAPH

     The following graph compares, for the period from April 24, 1998 (the date of our initial public offering) through December 31, 1998, the yearly percentage change in our cumulative total return on our common stock with the cumulative total return of the NASDAQ - Total US, an index consisting of Nasdaq-listed U.S.-based companies; the Nasdaq Financial Index, an index consisting of Nasdaq-listed financial services companies; and the SNL Subprime Lenders Index, an index consisting of a survey of subprime lenders in the United States. We have included the SNL Subprime Lender Index because we believe it provides a more representative composite peer group performance comparison than the Nasdaq Financial Index. We believe that the business of the companies that make up the SNL Subprime Lenders Index is more representative of our specialized finance focus. This graph assumes an initial investment of $100 and reinvestment of dividends. This graph is not necessarily indicative of future stock performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

--------------------------------------------------------------------------------
                         UNITED PANAM FINANCIAL CORP.
--------------------------------------------------------------------------------

COMPARISON OF CUMULATIVE TOTAL RETURN


                                                                   PERIOD ENDING
                                            -------------------------------------------------------------
INDEX                                         4/24/98           6/30/98         9/30/98          12/31/98
------------------------------------        ---------         ----------       --------         ---------
United PanAm Financial Corp.                 100.00              73.54          40.36             30.04
NASDAQ-Total US                              100.00             101.23          91.65            118.20
NASDAQ Financial Index                       100.00              95.16          79.06             89.17
SNL Subprime Lenders Index                   100.00              91.80          44.03             40.84

__________________

Source:  SNL Securities

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1:  ELECT SEVEN DIRECTORS

     The Board has nominated four persons for election as Class I Directors and three persons for election as Class II Directors at the Annual Meeting. If you elect them, the Class I Directors will hold office until the Annual Meeting in 2000, or until the election of their successors, or until they resign, and the Class II Directors will hold office until the Annual Meeting in 2001, or until the election of their successors, or until they resign.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates. The Board has no reason to believe that its nominees would prove unable to serve if elected.

     The following table sets forth the names and biographies of the seven persons nominated by the Board to serve as Class I and Class II Directors.



Name and Age                  Principal Occupation and Business Experience
-------------                 --------------------------------------------
Class I Nominees
----------------

George L. Farinsky            Mr. Farinsky has served as a director of UPFC
(64)                          since January 1999.Mr. Farinsky has been an
                              independent consultant since 1992. From 1987 to 1991, Mr. Farinsky was Executive Vice President and Financial Officer of Ashton-Tate
                              Corporation. From 1985 to 1986, Mr. Farinsky was President of United States Operations and a Director of the Bank of British Columbia. Mr.
                              Farinsky has over 30 years of experience in various senior level financial positions.

John T. French                Mr. French has served as A director of the Bank
(67)                          since October 1996 and as a director of UPFC and
                              Chairman of the Board and Chief Executive
                              Officer of United PanAm Mortgage Corporation since October 1997. From 1986 through March
                              1995, he served as Chief Executive Officer of Plaza Home Mortgage, and also founded and was Chairman of Option One Mortgage Corporation.
                              From 1977 through 1985, Mr. French served as
                              President of the General Loan Brokerage division of Western Real Estate Financial, a general loan brokerage company. Mr. French has over 38 years experience in the mortgage industry.

Edmund M. Kaufman             Mr. Kaufman has served as a director of the Bank
(69)                          since August 1996 and of UPFC since October 1997.
                              Mr. Kaufman also servers as Chairman of the Compensation Committee. Mr. Kaufman is a partner in the Los Angeles law firm of Irell & Manella
                              LLP, where he has specialized for 39 years in mergers and acquisitions and corporate finance.

Daniel L. Villanueva          Mr. Villanueva has served as a director of the
(40)                          Bank since August 1994 and of UPFC since October
                              1997. Mr. Villanueva previously served as President of the Los Angeles Galaxy Soccer Team and was a co-founder of Moya, Villanueva &
                              Associates, a marketing and public relations firm which is now part of Manning, Selvage & Lee, where he worked from 1986 until 1996.

Class II Directors
------------------
Guillermo Bron                Mr. Bron has served as Chairman of the Board and
(47)                          a director of UPFC and the Bank since April 1994.
                              Mr. Bron is President of BVG West Corp., the sole general partner of Pan American Financial, L.P.
                              Mr. Bron founded UPFC and organized an Hispanic investor group that acquired certain assets and assumed certain liabilities of the Bank's predecessor from the RTC in April 1994. Since
                              July 1994, Mr. Bron has been an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert. Mr.
                              Bron is a director of Telemundo Holdings, Inc.

Lawrence J. Grill             Mr. Grill has served as the President, Chief
(62)                          Executive Officer, Secretary and a director of
                              UPFC and the Bank since April 1994. From 1984 through 1994, Mr. Grill was President of
                              Lawrence J. Grill & Associates, a consulting firm specializing in business strategy and operations improvement for financial institutions. He has also served as a director, officer and consultant to various thrifts and banks. Previously, Mr.
                              Grill held senior executive positions with Kaufman and Broad, Wickes Companies and AM
                              International and practiced corporate law in California and Illinois. Mr. Grill is a CPA in
                              Illinois and is licensed to practice law in California and Illinois.

Luis Maizel                   Mr. Maizel has served as a director of UPFC since
(48)                          October 1997.  Mr. Maizel has been President of
                              LM Capital Management since 1988 and LM Advisors
                              Inc. since 1984. Both such companies are pension funds management and financial consulting firms of which he is the principal stockholder.
                              From 1980 to 1984, he was President of Industrias
                              Kuick, S.A. and Blount Agroindustras, S.A., manufacturers of agribusiness equipment.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FOUR CLASS I AND
                   ALL THREE CLASS II NOMINEES FOR DIRECTOR.

PROPOSAL 2: APPROVE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF UPFC COMMON STOCK

     Subject to shareholder approval, the Board unanimously adopted on February 11, 1999, an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000.

     We are presently authorized by our Articles of Incorporation to issue up to 20,000,000 shares of common stock. As of March 19, 1999, 16,843,750 shares of common stock were issued and outstanding, and thus only 3,156,250 shares remain available for issuance. Of the shares of common stock currently available for issuance, 1,823,750 shares are reserved for issuance under our 1997 Stock Incentive Plan, and if you approve the amendment to the 1997 Stock Incentive Plan, an additional 262,500 shares will be available for issuance. If all the shares of common stock reserved for issuance under the Stock Incentive Plan, as amended, were issued, we would then only have 1,332,500 shares of common stock available for future issuance. Consequently, we may not have adequate authorized shares of common stock available to issue if necessary for acquisitions, financing transactions, stock dividends or for other corporate purposes without first obtaining the approval of our shareholders. The proposed increase in the number of authorized shares of common stock will afford us additional flexibility to take advantage of business and financial opportunities without the delay and expense of seeking shareholder approval for the authorization of additional stock.

     The additional shares of common stock authorized by the proposed amendment would have the same rights and privileges as the shares of common stock currently authorized and issued. Our shareholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of common stock. Except for certain transactions involving the issuance of stock for which the rules of The Nasdaq Stock Market require prior shareholder approval in order to list or maintain a listing of such stock on the Nasdaq National Market and except for certain transactions requiring shareholder approval under the California General Corporation Law, the Board of Directors may approve the issuance of authorized shares of common stock at such times, to such persons and for such consideration as it determines without prior approval of or ratification by the shareholders.

     Other than for the possibility of issuing new shares of common stock under ourstock option or benefit plans, we have no present arrangements, commitments, understandings or pending negotiations of the issuance of additional shares of newly authorized common stock. The increase in the number of authorized shares of common stock is not intended to deter or to prevent a change in control, however, under certain circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of UPFC. We could also privately place the additional shares with purchasers who might side with our Board of Directors in opposing a hostile takeover bid although we have no present intention to do so. Although our Board of Directors is required to make any determination to issue shares of UPFC common stock based on its judgment as to the best interests of our shareholders, the Board could act in a manner that could discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your shares above the then current market price of your shares.

     Appendix A to this Proxy Statement sets forth the text of the specific provision of our Articles of Incorporation as amended.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR
                          ARTICLES OF INCORPORATION.


PROPOSAL 3:  APPROVE AMENDMENT TO OUR 1997 STOCK INCENTIVE PLAN

     We are seeking your approval of an amendment to the 1997 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan was approved by the Board of Directors in November 1999 and by our shareholders in April 1998. The Board adopted an amendment to increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan on March 16, 1999, subject to your approval at the Annual Meeting.

     We propose to amend the Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan from 2,287,500 to 2,550,000. As of March 19, 1999, of the 2,287,500 shares reserved for issuance under the Stock Incentive Plan, only 61,250 are available for future grant. We believe that in order to attract, retain and motivate officers, employees and non-employee directors, the number of shares available for issuance under the Stock Incentive Plan must be increased.

     While we recognize the possible dilutive effect on the shareholders, we believe, on balance, the incentive that is provided by the opportunity to participate in the growth and earnings of UPFC through the granting of awards to acquire UPFC common stock is important to our success and, accordingly, will benefit UPFC and its shareholders. We believe it is in the best interests of our shareholders to approve this amendment to the Stock Incentive Plan. If the proposal is not approved by the shareholders, the Stock Incentive Plan will continue with only 2,287,500 shares of common stock reserved for issuance thereunder.

     We have provided below the proposed amendment which replaces Section 4(a) of the Stock Incentive Plan. In addition, we have summarized below certain key provisions of the Stock Incentive Plan and have also included, for your review, the full text of the amended Stock Incentive Plan as Appendix B. If you approve this proposal, the additional awards available under the Stock Incentive Plan will be subject to the same terms and provisions that are currently in the Stock Incentive Plan. Amended Section 4(a) provides as follows:

     "At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,550,000 subject to adjustment as provided in Section 7 hereof. In the case of stock options and stock appreciation rights, the maximum number of Common Shares with respect to which options or rights may be granted to any person during a calendar year shall be 200,000 shares."

DESCRIPTION OF 1997 STOCK INCENTIVE PLAN

     General. In 1994, our Board of Directors adopted a stock option plan and, on November 5, 1997, amended and restated this plan as the United PanAm Financial Corp. 1997 Employee Stock Incentive Plan. Under the Stock Incentive Plan, officers, directors, employees and consultants of UPFC are eligible to receive shares of common stock or other securities or benefits with a value derived from the value of the common stock.

     The purpose of the Stock Incentive Plan is to enable us to attract, retain and motivate officers, directors, employees and consultants by providing for or increasing their proprietary interest in UPFC and, in the case of non-employee directors, to attract such directors and further align their interests with those of our shareholders by providing for or increasing their proprietary interests in UPFC.

     The maximum number of shares of common stock that may be issued pursuant to awards granted under the Stock Incentive Plan currently is 2,287,500 (subject to adjustment to prevent dilution). If this proposal is approved, the number of shares of common stock reserved for issuance will be increased to 2,550,000.

     Administration. The Stock Incentive Plan is administered by a committee of two or more directors appointed by our Board of Directors (the "Committee").
The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Stock Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by UPFC of specified performance criteria. The expenses of administering the Stock Incentive Plan are borne by us.

     Terms of Awards. The Stock Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of common stock or any other security or benefit with a value derived from the value of the common stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

     An award granted under the Stock Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of UPFC or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of UPFC or other significant corporate transactions. The Committee may grant options that either are intended to be "incentive stock options" as defined under
Section 422 Internal Revenue Code of 1986, as amended (the "Code"), or are not intended to be incentive stock options ("non-qualified stock options"). Awards to consultants and non-employee directors may only be non-qualified stock options.

     An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto by (1) delivering previously owned shares of capital stock of UPFC or other property or (2) reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price is payable in cash by consultants and non-employee directors, although the Committee, at its discretion, may permit such payment by delivery of shares of common stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

     Subject to limitations imposed by law, the Board of Directors may amend or terminate the Stock Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Incentive Plan of any rights thereunder without his consent.

     Pursuant to Section 16(b) of the Exchange Act, our directors, certain officers and ten percent shareholders are generally liable to us for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of common stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Stock Incentive Plan is designed to comply with Rule 16b-3.

     Awards may not be granted under the Stock Incentive Plan after the tenth anniversary of the adoption of the Stock Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of common stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Stock Incentive Plan.

     The business criteria on which performance goals are based under the Stock Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in value of the common stock after the date of grant or award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the common stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant (200,000 shares per year under the Stock Incentive Plan).

     For grants or awards other than stock options or stock appreciation rights, it is not possible to determine the benefits or amounts that any participant will receive for the current year or any year in the future because (a) the Committee determines performance goals at the beginning of the performance period, and (b) the amount, if any, payable will depend upon the extent to which the executive satisfies such performance goals. If the Committee determines to issue awards under the Stock Incentive Plan (other than stock options or stock appreciation rights), the Committee will establish the appropriate performance goals for such awards and seek appropriate shareholder approval for such awards in accordance with any applicable requirements in the Treasury Regulations promulgated under Code Section 162(m).

     The table on page six sets forth the number of options our executive officers have received under the Stock Incentive Plan. Collectively, all current executive officers have been granted 427,500 options at an average exercise price of $6.31. Our non-employee directors have been granted 87,500 options at an average exercise price of $4.40. Collectively, all our current employees who are not executive officers, as a group have received 665,000 options under the Stock Incentive Plan at an average exercise price of $10.17.

                        FEDERAL INCOME TAX CONSEQUENCES

     It is not practicable at this time to attempt to describe the federal income tax consequences for all the types of grants and awards potentially issuable under the Stock Incentive Plan. The Stock Incentive Plan is very flexible in permitting utilization of a wide variety of compensation techniques. The federal income tax consequences to participants and to UPFC will vary depending upon the type of award. To date, the Committee has granted options and restricted stock under the Stock Incentive Plan. Accordingly, the following description (which is subject to the previous discussion of Code Section 162(m)) concerns solely federal income tax consequences applicable to options.

     The federal income tax consequences of issuing and exercising stock options under the Plan may be summarized as follows:

     Non-qualified Stock Options. The grant of a non-qualified stock option has no immediate federal income tax effect: the optionee will not recognize taxable income and UPFC will not receive a tax deduction at such time. When the optionee exercises the option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. In the case of employees, UPFC is required to withhold tax on the amount of income recognized. UPFC will receive a tax deduction equal to the amount of income recognized. The timing of such deduction is based upon the timing of the optionee's income inclusion. When the optionee sells common stock obtained from exercising a non-qualified stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the optionee.

     Incentive Stock Options. Only employees may receive incentive stock options. When an employee is granted an incentive stock option, or when the employee exercises the option, the employee will generally not recognize taxable income (but may incur the alternative minimum tax upon exercise of the option) and UPFC will not receive a tax deduction. If the employee holds the shares of common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss upon a sale or exchange of the shares will be treated as long-term capital gain or loss. If, however, the shares are sold or exchanged before satisfaction of the required holding periods, the disposition will be deemed to be a "disqualifying disposition." The optionee would have taxable ordinary income at the time of the disposition equal to the lesser of the difference between the exercise price and the fair market value of the shares determined as of the date of exercise of the option or as of the date of the disqualifying disposition. UPFC may qualify for a corresponding deduction. Any additional gain on the disposition would be capital gain.



     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE
                        1997 STOCK INCENTIVE PLAN.


PROPOSAL 4:  RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999

     The Board of Directors has appointed KPMG L.L.P. ("KPMG") as our independent public accountants for the year ending December 31, 1999, and shareholders are being asked to ratify the appointment. The appointment was recommended by the Audit Committee. KPMG, our accountants for the year ended December 31, 1998, performed audit services for 1998 which included the examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission. All professional services rendered by KPMG during 1998 were furnished at customary rates and terms. Representatives of KPMG will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.


     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF
            KPMG L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999.

                                OTHER BUSINESS


     We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.


                    INFORMATION ABOUT SHAREHOLDER PROPOSALS

     Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 2000 proxy statement, we must receive it, in a form which complies with the applicable securities laws, on or before December 1, 1999. In addition, in the event a shareholder proposal is not submitted to us prior to February 12, 2000, the proxy to be solicited by the Board of Directors for the 2000 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgement and discretion if the proposal is presented at the 2000 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to: United PanAm Financial Corp., 1300 South El Camino Real, Suite 320, San Mateo, California 94402, Attention: Corporate Secretary

                                  By order of the Board of Directors,



                                  /s/ Lawrence J. Grill
                                  Corporate Secretary

April 2, 1999

                                                                      APPENDIX A



                PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
                                      OF
                         UNITED PANAM FINANCIAL CORP.


This first paragraph of Article FOUR of the Articles of Incorporation of United PanAm Financial Corp. is hereby amended to read in full as follows:

This corporation is authorized to issue two classes of shares of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of stock which this corporation shall have authority to issue is 32,000,000 shares, consisting of 30,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

                                                                      APPENDIX B

                         UNITED PANAM FINANCIAL CORP.


                1997 EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
                -----------------------------------------------


                Section 1.  PURPOSE OF PLAN

                (a) The purpose of this 1997 Employee Stock Incentive Plan ("Plan") of United PanAm Financial Corp., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company, and to enable the Company and its subsidiaries to attract, retain and motivate non-employee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

                (b) This Plan shall constitute an amendment and restatement of the 1994 Stock Option Plan (the "Prior Plan") of Pan American Bank, FSB, and on the effective date of this Plan each option granted under the Prior Plan shall be reconstituted as an option under this Plan on the same terms and conditions as set forth in the Prior Plan or any form of stock option agreement evidencing such option under the Prior Plan.

                Section 2.  PERSONS ELIGIBLE UNDER PLAN

                Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a "Non-employee Director") and (3) any consultant of the Company or any of its subsidiaries.

                Section 3.  AWARDS

                (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

          (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

          (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

          (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

                    (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, in whole or in part, by any one or more of the following:

                    (A)  the delivery of cash;

                    (B) the delivery of other property deemed acceptable by the Committee;

                    (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

                    (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award;

                    (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

                    (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive

          Stock Option"); provided, however, that no Award issued to any
                          --------  ------
          consultant or any Non-employee Director may qualify as an Incentive Stock Option.

                (e) Notwithstanding anything to the contrary contained in this Section 3, neither an Award nor any interest therein may be sold, assigned, transferred, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

                (f) All certificates evidencing Awards or Common Shares issued pursuant thereto should bear any legend determined by the Board or the Committee (as defined below) to be necessary or appropriate.

                Section 4.  STOCK SUBJECT TO PLAN

                (a) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,550,000 subject to adjustment as provided in Section 7 hereof. In the case of stock options and stock appreciation rights, the maximum number of Common Shares with respect to which options or rights may be granted to any person during a calendar year shall be 200,000 shares.

                (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

                        (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

                        (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards; plus

                        (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

                Section 5.  DURATION OF PLAN

                No Awards shall be made under this Plan after November 5, 2007. Although Common Shares may be issued after November 5, 2007 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after November 5, 2017.

                Section 6.  ADMINISTRATION OF PLAN

                (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and who otherwise comply with the requirements of Rule 16b-3; provided, however, that before the registration of the Common Shares under Section 12 of the Exchange Act, grants of Awards may, in the absence of action of the Committee, be made by the entire Board.

                (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

                    (i) adopt, amend and rescind rules and regulations relating to this Plan;

                    (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

                    (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

                    (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

                    (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder; and

                    (vi) certify in writing prior to payment of compensation that the performance goals and any other material terms of an Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

                Section 7.  ADJUSTMENTS

                If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

                Section 8.  AMENDMENT AND TERMINATION OF PLAN

                The Board may amend or terminate this Plan at any time and in any manner, provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

                Section 9   EFFECTIVE DATE OF PLAN

                This Plan shall be effective as of November 5, 1997, the date upon which it was approved by the Board; provided, however, that no Common
                                         --------  -------
Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

                Section 10. GOVERNING LAW

                This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.

(Side 1 of Card)
                         UNITED PANAM FINANCIAL CORP.
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby appoints Guillermo Bron and Lawrence J. Grill, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of United PanAm Financial Corp. to be held at the Doubletree Hotel Guest Suites, 835 Airport Boulevard, Burlingame, California 94010, on Tuesday, April 27, 1999 at 9:30 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

               1.   ELECTION OF DIRECTORS.

                    [_] FOR all nominees listed below (except as indicated to the contrary below ).

                    [_] WITHHOLD AUTHORITY to vote for all nominees listed below.

 Director nominees: Guillermo Bron, George Farinsky, John T. French, Lawrence
                    J. Grill, Edmund M. Kaufman, Luis Maizel and Daniel L. Villanueva.

           INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space below.

                    ________________________________________

               2. APPROVAL OF AMENDMENT to the Articles of Incorporation to increase the number of authorized shares of UPFC common stock from 20,000,000 to 30,000,000.

                    [_]  FOR
                    [_]  AGAINST
                    [_]  ABSTAIN

                    ________________________________________

               3.   APPROVAL OF AMENDMENT to the 1997 Stock Incentive Plan.

                    [_]  FOR
                    [_]  AGAINST
                    [_]  ABSTAIN

                    ________________________________________

               4. RATIFICATION OF APPOINTMENT OF KPMG L.L.P. as independent public accountants of UPFC for the year ending December 31, 1999.

                    [_]  FOR
                    [_]  AGAINST
                    [_]  ABSTAIN

                    ________________________________________

               5. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of UPFC or the Board of Directors at the meeting.

                     PLEASE SIGN AND DATE ON REVERSE SIDE

(Side 2 of Card)


                          PLEASE SIGN AND DATE BELOW


     The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.


Dated:  _________________, 1999


Signed:________________________________



Signed:  ______________________________

     Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION, "FOR" APPROVAL OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN AND "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG L.L.P. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION, "FOR" APPROVAL OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN AND "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG L.L.P.


I (WE) WILL ____   WILL NOT ____  ATTEND THE MEETING IN PERSON.